Exhibit 1.1
$1,550,000,000
REYNOLDS AMERICAN INC.
$400,000,000 Floating Rate Senior Secured Notes due 2011
$700,000,000 6.750% Senior Secured Notes due 2017
$450,000,000 7.250% Senior Secured Notes due 2037
guaranteed by
the Guarantors listed on Schedule 1 hereto
UNDERWRITING AGREEMENT

Underwriting Agreement
June 18, 2007
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
As Representatives of the
several Underwriters listed
in Schedule 2 hereto
Ladies and Gentlemen:
     Reynolds American Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 2 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its Senior Secured Floating Rate Notes due 2011 (the “2011 Notes”), $700,000,000 principal amount of its 6.750% Senior Secured Notes due 2017 (the “2017 Notes”) and $450,000,000 principal amount of its 7.250% Senior Secured Notes due 2037 (the “2037 Notes” and together with the 2011 Notes and the 2017 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated May 31, 2006, as supplemented by the First Supplemental Indenture, dated September 30, 2006 (the “Indenture”), among the Company, the guarantors listed in Schedule 1 hereto, and The Bank of New York, as trustee (the “Trustee”).
     The Company’s obligations under the Indenture and the Securities will be unconditionally guaranteed (the “Guarantees”) by each of the guarantors listed in Schedule 1 hereto. All references herein to the “Guarantors” shall be construed to include as of the date hereof, Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation, Lane, Limited, a New York corporation, RJR Acquisition Corp., a Delaware corporation, R. J. Reynolds Tobacco Company, a North

Carolina corporation, R. J. Reynolds Tobacco Co, a Delaware corporation, FHS, Inc., a Delaware corporation, GMB, Inc., a North Carolina corporation, Conwood Holdings, Inc., a Delaware corporation, Conwood Company, LLC, a Delaware limited liability company, Conwood Sales Co., LLC, a Delaware limited liability company, Rosswil LLC, a Delaware limited liability company, RJR Packaging, LLC, a Delaware limited liability company, R. J. Reynolds Global Products, Inc., a Delaware corporation, R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation, and Scott Tobacco LLC, a Delaware limited liability company (collectively, the “Guarantors”).
     The Company’s obligations under the Indenture and the Securities, and the Guarantors’ obligations under the Guarantees, will be secured by a lien on certain assets of the Company and its subsidiaries, pursuant to the security documents listed in Schedule 3 hereto (the “Security Documents”).
     Each of the Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-143827), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively [with the information referred to in the next succeeding sentence], the “Time of Sale Information”): a Preliminary Prospectus dated June 18, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.
     2. Purchase and Resale of the Securities
     (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the 2011 Notes, the 2017 Notes and the 2037 Notes set forth opposite such Underwriter’s name in Schedule 2 hereto at a price equal to 99.45% of the principal amount of the 2011 Notes, 99.158% of the principal amount of the 2017 Notes and 98.409% of the principal amount of the 2037 Notes, in each case, plus accrued interest, if any, from June 21, 2007 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
       (c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on June 21, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
       (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to Cede & Co. as nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
       (e) The Company and each Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company and the Guarantors with respect thereto. Any review by the Underwriters of the Company, any Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, any Guarantor or any other person.

     3. Representations and Warranties of the Company and the Guarantors
     The Company and each Guarantor jointly and severally represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors makes no representation and warranty with respect to (i) that part of the Preliminary Prospectus that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. The Company and any Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or any Guarantor or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an

“Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
      (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
      (f) Company Financial Statements. The financial statements and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The financial statements and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the financial position of the Company and its subsidiaries, as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby (except as set forth therein); and the other financial information included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information has been derived from the accounting records of the Company and its subsidiaries, and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information of the Company and the related schedules and notes thereto included in each of the Registration Statement, the Prospectus and the Time of Sale Information includes assumptions based on preliminary estimates of the fair value of the assets and liabilities of Conwood Holdings, Inc. and its subsidiaries that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those preliminary adjustments to the historical financial statement amounts in the pro forma financial information included in each of the Registration Statement, the Prospectus and the Time of Sale Information, such pro forma financial information complies as to form with the applicable requirements of U.S. GAAP, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of that information and constitute in all material respects a fair and reliable representation of the historical operating results and financial positions of the Company and its subsidiaries.
     (g) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or results of the operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Registration Statement, the Prospectus and the Time of Sale Information.
     (h) Organization and Good Standing. The Company and each Guarantor has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to own property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).
     (i) Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Prospectus and the Time of Sale Information under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Prospectus and the Time of Sale Information)

and, with respect to each subsidiary of the Company, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described in each of the Registration Statement, the Prospectus and the Time of Sale Information).
     (j) Due Authorization. The Company and each Guarantor has the full right, power and authority to execute and deliver this Agreement, the Securities (including each related Guarantee), and the Security Documents (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and each Guarantor and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
     (k) The Indenture. The Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the ‘Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     (l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantee of each Guarantor contained in the Indenture, assuming (i) the taking of all necessary action to approve the issuance and terms of such Guarantees and related matters by the Board of Directors of such Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of such Guarantor, (ii) the due execution, authentication, issuance and delivery of the Securities underlying the Guarantees upon payment for and delivery of the Securities in accordance with this Agreement and (iii) the due execution, delivery and issuance of such Guarantee, will constitute the valid and legally binding obligation of each of such Guarantors enforceable against each such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and entitled to the benefits of the Indenture.
     (m) Security Documents. Each of the Security Documents, when duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to the Enforceability Exceptions.
     (n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and legally binding agreement of the Company and each Guarantor.
     (o) Descriptions of the Transaction Documents. Each Transaction Document and the Indenture conforms in all material respects to the description thereof contained in each of the Registration Statement, the Prospectus and the Time of Sale Information.
     (p) No Violation or Default. None of the Company or any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as contemplated by the Transaction Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement (other than as disclosed in the Preliminary Prospectus dated June 18, 2007) or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) No Consents Required. Assuming the accuracy of the Underwriters’ representations and warranties contained herein and their compliance with the agreements herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of its subsidiaries of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of its subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.
     (s) Legal Proceedings. There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or to which any of their properties is subject other than proceedings accurately described in all material respects in, or incorporated by reference into, each of the Registration Statement, the Prospectus and the Time of Sale Information and proceedings that would not have a Material Adverse Effect on the power or ability of the Company or any Guarantor to perform its obligations under the Transaction Documents or the Indenture or to consummate the transactions contemplated by each of the Registration Statement, the Prospectus and the Time of Sale Information.

     (t) Environmental Laws. The Company and each of its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in each of the Registration Statement, the Prospectus and the Time of Sale Information or except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect, except as described in each of the Registration Statement, the Prospectus and the Time of Sale Information.
     (u) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries, as required by the Securities Act.
     (v) Investment Company Act. None of the Company or any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (w) No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

     (x) No Stabilization. None of the Company, any Guarantor nor any of its or their affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (y) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (z) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     4. Further Agreements of the Company and the Guarantors
     The Company and each Guarantor jointly and severally covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company and the Guarantors will deliver to the Underwriters as many copies of the Registration Statement, the Prospectus and the Time of Sale Information (including all amendments and supplements thereto) as the Representatives may reasonably request.

     (c) Amendments or Supplements. Before finalizing the Prospectus or making or distributing any amendment or supplement to any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or filing with the Commission any document that will be incorporated by reference therein, the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Prospectus, amendment, supplement or document, and will not distribute any such proposed Prospectus, amendment or supplement or file any such document with the Commission (unless so required by law) to which the Representatives reasonably object.
     (d) Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving or referring to any Issuer Free Writing Prospectus that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than written communications that are listed on Annex A hereto and the Prospectus), the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of such proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve or refer to any such Issuer Free Writing Prospectus to which the Representatives reasonably object.
     (e) Notice to the Representatives. The Company and the Guarantors will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Preliminary Prospectus, Time of Sale Information or the Prospectus is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

     (f) Ongoing Compliance of the Prospectus. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) in this Section 4, file with the Commission any document to be incorporated by reference therein and furnish to the Underwriters, and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus, as may be necessary so that the statements in the Prospectus, as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) in this Section 4, furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading.
     (g) Blue Sky Compliance. The Company and the Guarantors will cooperate with the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Clear Market. During the period from the date hereof and for a period of 7 days from the Closing Date, the Company and the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities substantially similar to the Securities or securities convertible into such debt securities issued or guaranteed by the Company or the Guarantors.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading “Use of Proceeds”.
     (j) DTC. The Company and the Guarantors will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).
     (k) No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
     5. Certain Agreements of the Underwriters
     Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus, (ii) any written communication listed on Annex A or prepared pursuant to Section 4(d) above, (iii) any written communication prepared by such Underwriter and approved by the Company in advance in writing, or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Prospectus.
     6. Conditions of Underwriters’ Obligations
     The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Preliminary Prospectus, the Time of Sale Information (excluding any amendment or supplement thereto) the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus and the Time of Sale Information.

     (d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each of the Guarantors who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Prospectus and the Time of Sale Information and, to the best knowledge of such officer, the representation set forth in Section 3(a), 3(b), 3(c), 3(d), and 3(e) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above (such officer need not certify as to the judgment of the Representatives with respect to paragraph (c) above); provided that such certification shall be made solely in such officer’s capacity as an officer of the Company and not as an individual.
     (e) Company Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (f) Conwood Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Conwood Company, L.P., Conwood Sales., L.P., Scott Tobacco LLC, Rosswill LLC, Conwood LLC, Conwood-1 LLC, and Conwood-2 LLC contained or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information.

     (g) Opinion of Counsel for the Company and the Guarantors. Kilpatrick Stockton LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.
     (h) Opinion of McDara P. Folan, III. McDara P. Folan, III, Senior Vice President, Deputy General Counsel and Secretary of the Company, shall have furnished to the Representatives, at the request of the Company and the Guarantors, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.
     (i) Opinion of Special Counsel for the Company and the Guarantors. Womble Carlyle Sandridge & Rice, special counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.
     (j) Opinion of Special Counsel for the Company and the Guarantors. Betzer, Roybal & Eisenberg P.C., special counsel for the Santa Fe Natural Tobacco Company, Inc. shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.
     (k) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (m) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
     (n) DTC. The Securities shall be eligible for clearance and settlement through DTC.
     (o) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution
     (a) Indemnification of the Underwriters. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all reasonable losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in each of the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any of the Registration Statement, the Prospectus and the Time of Sale Information (or any amendment or supplement thereto); it being understood that the only such information consists of the following: (i) the list of Underwriters and their respective participation in the sale of the Securities immediately after the first paragraph under the heading “Underwriting”, (ii) the second sentence of the third paragraph of text under the heading “Underwriting”, (iii) the fourth paragraph of text under the heading “Underwriting” and (iv) the seventh paragraph of text under the heading “Underwriting” related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the

Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred upon the receipt by the Indemnifying Person of an invoice therefor. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon the receipt by the Indemnifying Person of an invoice therefor. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company and the Guarantors. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 10 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim subject to the receipt by the Indemnifying Person of an invoice therefor. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination
     This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Guarantors, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (b) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (e) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus and the Time of Sale Information.
     9. Defaulting Underwriter
     (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Guarantors on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Guarantors shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Guarantors may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantors or counsel for the Underwriters may be necessary in the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company and the Guarantors agree to promptly prepare any amendment or supplement to the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 2 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantors as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Guarantors shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Guarantors as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Guarantors shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.
     10. Payment of Expenses
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Registration Statement, the Prospectus and the Time of Sale Information (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents and the Indenture; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors.

     (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement other than pursuant to Section 9, the Company and the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel upon the receipt by the Company of an invoice therefor) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter, the Company, and the Guarantors referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival
     The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.
     13. Certain Defined Terms
     For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     14. Miscellaneous
     (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated or Citigroup Global Markets Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated or Citigroup Global Markets Inc. shall be binding upon the Underwriters.
     (b) Notices. All such notices and communications hereunder shall be in writing and shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Telecopy No.: 212-834-6081, Attention: High Grade Syndicate Desk; c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Telecopy No.: 646-834-8133, Attention: Debt Capital Markets, Consumer-Retail Group, with a copy, in the case of any notice pursuant to Section 7(c), to the General Counsel, at the same address; c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 Attention: Investment Banking Division and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Telecopy No.: 212-816-7912, Attention: General Counsel. Notices to the Company and the Guarantors shall be given to them at Reynolds American Inc., 401 North Main Street, Winston-Salem, North Carolina 27101, Telecopy No.: 336-741-2998, Attention: General Counsel.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, REYNOLDS AMERICAN INC.
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

SANTA FE NATURAL TOBACCO COMPANY, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

LANE, LIMITED, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

R. J. REYNOLDS TOBACCO COMPANY, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Treasurer

RJR ACQUISITION CORP., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Assistant Treasurer

R. J. REYNOLDS TOBACCO CO., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

FHS, INC., as Guarantor
By:	/s/ Kathryn A. Premo
	Name:	Kathryn A. Premo
	Title:	Treasurer

GMB, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Treasurer

CONWOOD HOLDINGS, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

CONWOOD COMPANY, LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

CONWOOD SALES CO., LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

ROSSWIL LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President and Treasurer

R. J. REYNOLDS GLOBAL PRODUCTS, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

RJR PACKAGING, LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

SCOTT TOBACCO LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President and Treasurer

Accepted as of the date first above written:

J.P. MORGAN SECURITIES INC. For itself and on behalf of the several Underwriters listed in Schedule 2 hereto.
By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

LEHMAN BROTHERS INC. For itself and on behalf of the several Underwriters listed in Schedule 2 hereto.
By:	/s/ Allen B. Cutler
	Name:	Allen B. Cutler
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED For itself and on behalf of the several Underwriters listed in Schedule 2 hereto.
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC. For itself and on behalf of the several Underwriters listed in Schedule 2 hereto.
By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Director

SCHEDULE 1
Guarantors
Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation
Lane, Limited, a New York corporation
R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation
R. J. Reynolds Tobacco Company, a North Carolina corporation
RJR Acquisition Corp., a Delaware corporation
R. J. Reynolds Tobacco Co., a Delaware corporation
R. J. Reynolds Global Products, Inc., a Delaware corporation
RJR Packaging, LLC, a Delaware limited liability company
FHS, Inc., a Delaware corporation
GMB, Inc., a North Carolina corporation
Conwood Holdings, Inc., a Delaware corporation
Conwood Company, LLC, a Delaware limited liability company
Conwood Sales Co., LLC, a Delaware limited liability company
Rosswil LLC, a Delaware limited liability company
Scott Tobacco LLC, a Delaware limited liability company

SCHEDULE 2
Underwriters

	Principal	Principal	Principal
	amount of	amount of	amount of
Underwriter	2011 notes	2017 notes	2037 notes
Citigroup Global Markets Inc.	$84,500,000	$147,875,000	$95,063,000
J.P. Morgan Securities Inc.	84,500,000	147,875,000	95,063,000
Lehman Brothers Inc.	84,500,000	147,875,000	95,062,000
Morgan Stanley & Co. Incorporated	84,500,000	147,875,000	95,062,000
Mizuho Securities USA Inc.	18,000,000	31,500,000	20,250,000
BNY Capital Markets, Inc.	11,000,000	19,250,000	12,375,000
Goldman, Sachs & Co.	11,000,000	19,250,000	12,375,000
Scotia Capital (USA) Inc.	11,000,000	19,250,000	12,375,000
Wachovia Capital Markets, LLC	11,000,000	19,250,000	12,375,000

Total	$400,000,000	$700,000,000	$450,000,000

SCHEDULE 3
Security Documents
(1) the Second Amended and Restated Pledge Agreement, dated as of July 15, 2003, as amended and restated as of May 31, 2006, made by each of Reynolds American Inc., R.J. Reynolds Tobacco Holdings, R. J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R. J. Reynolds Tobacco Co., Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Conwood Holdings, Inc., and NA Holdings, Inc., in favor of JPMorgan Chase Bank, N.A., as collateral agent, as amended;
(2) the Second Amended and Restated Security Agreement, dated as of July 15, 2003, as amended and restated as of May 31, 2006, among each of Reynolds American Inc., R. J. Reynolds Tobacco Holdings, R. J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R. J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., Lane Limited, Conwood Company, L.P., Conwood Sales Co., L.P., Rosswil LLC, Conwood Holdings, Inc., and NA Holdings, Inc., and JPMorgan Chase Bank, as collateral agent, as amended; and
(3) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustee or the Collateral Agent (as defined in the Security Documents) in any or all of the Collateral (as defined in the Security Documents), in each case as amended from time to time in accordance with their terms.

ANNEX A
Time of Sale Information
1. Term Sheet containing the terms of the Securities, substantially in the form of Annex B.

A-1

ANNEX B
Term Sheet

B-1

Reynolds American Inc.
TERM SHEET

Issuer	Reynolds American Inc.

Security	Senior Secured Notes

Maturity	June 15, 2011	June 15, 2017	June 15, 2037

Amount	$400,000,000	$700,000,000	$450,000,000

Coupon	3-Month LIBOR plus 0.70% per annum	6.750% per annum	7.250% per annum

Price	100.000%	99.908%	99.409%

Yield to Maturity	___	6.763%	7.299%

Spread to Reference Benchmark	+70 bps	+163 bps	+203 bps

Reference Benchmark	3-Month LIBOR	4.500% due 05/15/17	4.500% due 02/15/36

Benchmark Treasury Price and Yield	___	95-4; 5.133%	88-22; 5.269%

Interest Payment Dates	March 15, June 15, September 15 and December 15, commencing September 15, 2007.	June 15 and December 15, commencing December 15, 2007.	June 15 and December 15, commencing December 15, 2007

Optional Redemption	At 100% on any quarterly interest payment date after December 15, 2008	Make-whole call at any time at the greater of 100% or the discounted present value at Treasury Rate plus 25 basis points.	Make-whole call at any time at the greater of 100% or the discounted present value at Treasury Rate plus 35 basis points.

Trade Date	June 18, 2007

Settlement Date	June 21, 2007 (T+3)

Anticipated Ratings	Ba1/BBB

Book-Running Managers	JP Morgan / Citigroup / Lehman Brothers / Morgan Stanley

CUSIPS	761713AS5	761713AU0	761713AT3
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities, Inc. toll-free at 1-800-245-8812 or Citigroup Global Markets Inc. toll-free at 1-877-858-5407.

B-2